SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 7, 2007 (March 7, 2007)

Commission File Number: 000-32987

Colony RIH Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4849060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Resorts International Hotel and Casino, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4828297
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Boardwalk Atlantic City, NJ	08401

(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:

(609) 344-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Entry into a Material Definitive Agreement

On March 7, 2007, the New Jersey Casino Control Commission approved a comprehensive refinancing of all the outstanding indebtedness of Colony RIH Holdings, Inc. and its subsidiaries. Closing of the refinancing is tentatively scheduled for March 14, 2007, although no assurance can be made such closing will occur on such date (or at all).

At the closing of such refinancing, the 11 1/2% First Mortgage Notes due 2009 of Resorts International Hotel and Casino, Inc. would be defeased, and cash in an amount sufficient to redeem such First Mortgage Notes at a redemption price of 106% of principal amount plus accrued interest to the redemption date (expected to be approximately 30 days following closing) would be deposited with the Trustee under the Indenture governing such First Mortgage Notes. In addition, the Company’s outstanding indebtedness with Commerce Bank, CIT Group/Equipment Financing, Inc. and Kerzner International North America, Inc. will be paid in full and terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

COLONY RIH HOLDINGS, INC.

Dated: March 7, 2007	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President – Finance/CFO

RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

Dated: March 7, 2007	/s/ Francis X. McCarthy
Francis X. McCarthy
Executive Vice President – Finance/CFO